UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2018
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

On November 14, 2018, VICI Properties Inc. (the “Company”) and VICI Properties L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 30,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $21.00 per share (the “Offering”), to the Underwriters. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase from the Company up to an additional 4,500,000 shares of its Common Stock. The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and the payment of estimated expenses related to the Offering, will be approximately $603.3 million. The Company intends to contribute the net proceeds from the Offering to the Operating Partnership, which expects to use the net proceeds from the Offering, together with debt financing and available cash on hand, to pay the aggregate purchase price of $700.0 million for the recently announced acquisition of the land and real estate assets of the Greektown Casino-Hotel in Detroit, Michigan, and related fees and expenses.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-227641) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 1, 2018. The material terms of the Offering are described in the prospectus supplement dated November 14, 2018.

The Offering is expected to close on November 19, 2018, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. Under the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Operating Partnership and the registration statement and the Company has also agreed to indemnify the Underwriters against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees and expenses, including serving as: (i) lenders and/or administrative agents under the Company’s revolving credit facility and first lien term loan facility; (ii) underwriters in the Company’s initial public offering; (iii) solicitation agents in the Company’s recently completed solicitation of consents relating to its 8.0% senior secured second lien notes due 2023; and (iv) financial advisors in connection with various of the Company’s acquisition transactions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks related to the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions and the Company’s expected use of proceeds. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 14, 2018, by and among the Company, the Operating Partnership and Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

5.1	Opinion of Ballard Spahr LLP with respect to the validity of the shares
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: November 15, 2018	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary